EXHIBIT 99.1
                                                                   ------------

P R E S S   R E L E A S E
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FOR IMMEDIATE RELEASE
MAY 3, 2007

                             INTERLINE BRANDS, INC.
                          ANNOUNCES FIRST QUARTER 2007
                           SALES AND EARNINGS RESULTS
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JACKSONVILLE,  FLA.  - MAY  3,  2007  -  Interline  Brands,  Inc.  (NYSE:  IBI)
("Interline" or the "Company"), a leading distributor and direct marketer of maintenance, repair and operations products, reported sales and earnings for the quarter ended March 30, 2007. Sales for the first quarter of 2007 increased 31.5% over the comparable 2006 period. Earnings per diluted share were $0.29 for the first quarter of 2007, an increase of 12% over earnings per diluted share of $0.26 in the same period last year.

Michael Grebe, Interline's Chairman and Chief Executive Officer, commented, "We are pleased to report another strong quarter at Interline Brands. Our facilities maintenance business posted record sales and despite continued softness in our pro contractor market, our team continued to execute well, generating record cashflow and double digit earnings growth for the company."

FIRST QUARTER 2007 PERFORMANCE
Sales for the quarter ended March 30, 2007 were $295.4 million, a 31.5% increase over sales of $224.7 million in the comparable 2006 period. Average organic daily sales growth for the first quarter was 3.2%.

"Our revenue growth in the first quarter was driven by a combination of our July 2006 acquisition of AmSan as well as strong performance in our facilities maintenance businesses - which grew at 14.1 percent", said William Sanford, President and Chief Operating Officer. "Our professional contractor business declined 6.2 percent in the first quarter compared to the 15.4 percent we grew in the first quarter of 2006."

Gross profit increased $26.6 million to $112.3 million for the first quarter of 2007. As a percentage of net sales, gross profit was 38.0 percent or 10 basis points lower than the comparable 2006 period at 38.1 percent.

SG&A expenses for the first quarter of 2007 were $85.3 million compared to $61.7 million for the first quarter of 2006. As a percentage of net sales, SG&A expenses were 28.9% compared to 27.5% in the comparable 2006 period. This expected increase in SG&A is primarily a result of including the operating performance of AmSan, which was acquired in July 2006, the continued investment in organic growth initiatives, and incremental share based compensation.

"We invested approximately $1.6 million during the quarter in organic growth initiatives, including the expansion of our field sales force, as well as national accounts and supply chain management programs" said Mr. Grebe.

As a result, operating income increased 13.9% to $23.4 million, or 7.9% of sales, for the first quarter of 2007 compared to $20.6 million, or 9.2% of sales, for the first quarter of 2006.

BUSINESS OUTLOOK
Mr. Grebe stated, "Our performance in the first quarter of 2007 was at the high end of our expectations. We continue to remain highly confident in our ability to grow sales and earnings over the long term. Our second quarter may be the most challenging quarter given the difficult market conditions surrounding the pro contractor and specialty distributor end-markets. We are also up against tough prior year comps of 22.2% and 18.9% organic sales growth, respectively, in these markets. As such, we expect earnings per share for the second quarter of 2007 to be between $0.32 and $0.34. For the full year, we continue to remain confident in our ability to grow Interline's earnings and as such reaffirm our prior guidance of $1.49 to $1.55."

Adjusted pro forma net income per diluted share was $1.34 for fiscal year 2006 and $0.30 for the 2nd quarter of 2006.

CONFERENCE CALL
Interline Brands will host a conference call on May 4, 2007 at 9 a.m. Eastern Time. Interested parties may listen to the call toll free by dialing 1-800-427-0638 or 1-706-634-1170. A digital recording will be available for replay two hours after the completion of the conference call by calling 1-800-642-1687 or 1-706-645-9291 and referencing Conference I.D. Number 6082400. This recording will expire on May 18, 2007.

ABOUT INTERLINE
Interline Brands, Inc. is a leading national distributor and direct marketer with headquarters in Jacksonville, Florida. Interline provides maintenance, repair and operations (MRO) products to approximately 200,000 professional contractors, facilities maintenance professionals, and specialty distributors across North America and Central America.

NON-GAAP FINANCIAL INFORMATION
This press release contains financial information determined by methods other than in accordance with GAAP. Interline's management uses non-GAAP measures in its analysis of the Company's performance. There were certain events which affected the period-over-period comparability of the Company's financial statements as presented in conformity with generally accepted accounting principles, such as the acquisition of AmSan. These disclosures should not be viewed as a substitute for operating income or net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Investors are encouraged to review the reconciliation of these and other non-GAAP financial measures to the comparable GAAP results available in the accompanying table.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements. The Company has tried, whenever possible, to identify these forward-looking statements using words such as
"projects,"   "anticipates,"   "believes,"   "estimates,"  "expects,"  "plans,"
"intends," and similar expressions. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or
goals  are  also  forward-looking   statements.  The  risks  and  uncertainties
involving forward-looking statements include, for example, the failure to realize expected benefits from the AmSan acquisition, material facilities systems disruptions and shutdowns, the failure to locate, acquire and integrate acquisition candidates, commodity price risk, foreign currency exchange risk, interest rate risk, the dependence on key employees and other risks described in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2006. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time. The Company does not currently intend, however, to update the information provided today prior to its next earnings release.

CONTACT: TOM TOSSAVAINEN
PHONE:   904-421-1441

INTERLINE BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) AS OF MARCH 30, 2007 AND DECEMBER 29, 2006 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                        MARCH 30,          DECEMBER 29,
                                                                                          2007                2006
                                                                                        ---------           ---------
ASSETS
Current Assets:
            Cash and cash equivalents                                                   $  34,944           $   6,852
            Accounts receivable - trade (net of allowance for
              doubtful accounts of $10,689 and $10,224)                                   152,666             142,901
            Accounts receivable - other                                                     9,622              15,663
            Inventory                                                                     195,435             201,662
            Prepaid expenses and other current assets                                       7,118               7,252
            Deferred income taxes                                                          17,886              17,821
                                                                                        ---------           ---------
                            Total current assets                                          417,671             392,151

Property and equipment, net                                                                32,949              31,754
Goodwill                                                                                  313,118             313,077
Other intangible assets, net                                                              141,792             143,440
Other assets                                                                               10,458              10,147
                                                                                        ---------           ---------
                            Total assets                                                $ 915,988           $ 890,569
                                                                                        =========           =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
            Accounts payable                                                            $  80,621           $  67,493
            Accrued expenses and other current liabilities                                 36,575              38,722
            Accrued interest                                                                5,123               3,516
            Income taxes payable                                                            4,412               2,486
            Current portion of long-term debt                                               2,416               2,416
            Capital lease - current                                                           228                 307
                                                                                        ---------           ---------
                            Total current liabilities                                     129,375             114,940

Long-Term Liabilities:
            Deferred income taxes                                                          34,719              34,799
            Long-term debt, net of current portion                                        418,079             418,650
            Capital lease -  long term                                                        633                 683
            Other liabilities                                                               2,360                 818
                                                                                        ---------           ---------
                            Total liabilities                                             585,166             569,890
Commitments and contingencies
Senior preferred stock, $0.01 par value, 20,000,000 shares authorized,
  no shares outstanding as of March 30, 2007 and December 29, 2006                             --                  --
                                                                                        ---------           ---------

Stockholders' Equity:
            Common stock; $0.01 par value, 100,000,000 authorized;
               32,325,282 issued and 32,285,884 outstanding as of
               March 30, 2007 and 32,308,221 issued and 32,284,069
               outstanding as of December 29, 2006                                            323                 323
            Additional paid-in capital                                                    563,468             561,634
            Accumulated deficit                                                          (233,188)           (241,852)
            Accumulated other comprehensive income                                          1,034               1,072
            Treasury stock, at cost, 39,398 shares as of March 30, 2007
               and 24,152 shares as of December 29, 2006                                     (815)               (498)
                                                                                        ---------           ---------
                            Total stockholders' equity                                    330,822             320,679
                                                                                        ---------           ---------
                            Total liabilities and stockholders' equity                  $ 915,988           $ 890,569
                                                                                        =========           =========

INTERLINE BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED) THREE MONTHS ENDED MARCH 30, 2007 AND MARCH 31, 2006 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE
DATA)

                                                                     THREE MONTHS ENDED
                                                             ---------------------------------
                                                               MARCH 30,            MARCH 31,
                                                                 2007                 2006
                                                             ------------         ------------
Net sales                                                    $    295,403         $    224,674
Cost of sales                                                     183,109              138,966
                                                             ------------         ------------
    Gross profit                                                  112,294               85,708

Operating Expenses:
    Selling, general and administrative expenses                   85,305               61,678
    Depreciation and amortization                                   3,551                3,445
                                                             ------------         ------------
       Total operating expense                                     88,856               65,123
                                                             ------------         ------------
Operating income                                                   23,438               20,585

Interest expense                                                   (8,560)              (6,952)
Interest income                                                       400                   60
Other income                                                          205                  126
                                                             ------------         ------------
    Income before income taxes                                     15,483               13,819
Income tax provision                                                6,043                5,378
                                                             ------------         ------------
    Net income                                               $      9,440         $      8,441
                                                             ============         ============

Earnings Per Share:
    Basic                                                    $       0.29         $       0.26
                                                             ============         ============
    Diluted                                                  $       0.29         $       0.26
                                                             ============         ============

Weighted-Average Shares Outstanding:
    Basic                                                      32,217,839           32,091,133
                                                             ============         ============
    Diluted                                                    32,603,148           32,584,503
                                                             ============         ============

INTERLINE BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
THREE MONTHS ENDED MARCH 30, 2007 AND MARCH 31, 2006
(IN THOUSANDS)

                                                                                              THREE MONTHS ENDED
                                                                                       ---------------------------------
                                                                                         MARCH 30,            MARCH 31,
                                                                                           2007                 2006
                                                                                       ------------         ------------
 Cash Flows from Operating Activities:
Net income                                                                               $  9,440             $  8,441
Adjustments to reconcile net income to net cash provided by
  operating activities:
     Depreciation and amortization                                                          3,761                3,445
     Amortization of debt issuance costs                                                      271                  418
     Amortization of discount on 8?% senior subordinated notes                                 33                   --
     Share-based compensation                                                               1,496                  716
     Deferred income taxes                                                                   (299)              (1,117)
     Provision for doubtful accounts                                                          824                  836
     Gain on disposal of property and equipment                                                (6)                  --
     Excess tax benefits from share-based compensation                                       (158)                  --

Changes in assets and liabilities which provided (used) cash, net of business acquired:
     Accounts receivable - trade                                                          (10,570)              (4,269)
     Accounts receivable - other                                                            6,042                3,095
     Inventory                                                                              6,301                  661
     Prepaid expenses and other current assets                                                135               (1,407)
     Other assets                                                                            (270)                (206)
     Accounts payable                                                                      13,124                 (280)
     Accrued expenses and other current liabilities                                        (2,475)                 463
     Accrued interest                                                                       1,606                3,837
     Income taxes payable                                                                   2,715                4,136
     Other liabilities                                                                         57                   --
                                                                                         --------             --------
        Net cash provided by operating activities                                          32,027               18,769
Cash Flows from Investing Activities:
  Purchase of property and equipment, net                                                  (3,517)              (1,527)
  Purchase of businesses, net of cash acquired                                                 (3)                (193)
                                                                                         --------             --------
        Net cash used in investing activities                                              (3,520)              (1,720)
Cash Flows from Financing Activities:
  Decrease in revolver, net                                                                    --               (3,000)
  Repayment of term debt                                                                     (604)                (350)
  Payment of debt issuance costs                                                              (34)                  --
  Proceeds from stock options exercised                                                       187                   --
  Excess tax benefits from share-based compensation                                           158                  155
  Payments on capital lease obligations                                                      (129)                 (83)
                                                                                         --------             --------
        Net cash used in financing activities                                                (422)              (3,278)
Effect of exchange rate changes on cash and cash equivalents                                    7                  (17)
                                                                                         --------             --------
Net increase in cash and cash equivalents                                                  28,092               13,754
Cash and cash equivalents at beginning of period                                            6,852                2,958
                                                                                         --------             --------
Cash and cash equivalents at end of period                                               $ 34,944             $ 16,712
                                                                                         ========             ========

Supplemental Disclosure of Cash Flow Information:
  Cash paid during the period for :
     Interest                                                                            $  7,139             $  2,697
                                                                                         ========             ========
     Income taxes, net of refunds                                                        $  3,905             $  2,246
                                                                                         ========             ========

Schedule of Non-Cash Investing and Financing Activities:
     Treasury stock acquired with accrued expenses and other current liabilities         $    317             $    383
                                                                                         ========             ========
     Adjustments to liabilities assumed and goodwill on businesses acquired              $    154             $     20
                                                                                         ========             ========

INTERLINE BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP INFORMATION (UNAUDITED)
THREE MONTHS ENDED MARCH 30, 2007 AND MARCH 31, 2006

DAILY SALES CALCULATIONS                                                     THREE MONTHS ENDED
                                                         -----------------------------------------------------------
                                                          MARCH 30,                 MARCH 31,
                                                            2007                       2006              % VARIANCE
                                                         ---------                  ---------            -----------
Net Sales                                                $ 295,403                  $ 224,674                 31.5%
Less Acquisitions:
AmSan                                                      (63,547)                                             --
                                                         ---------                  ---------
Organic Sales                                            $ 231,856                  $ 224,674                  3.2%
                                                         =========                  =========            =========

Daily Sales:
  Ship Days                                                     64                         64
  Average Daily Sales(1)                                 $   4,616                  $   3,511                 31.5%
                                                         =========                  =========            =========
  Average Organic Daily Sales(2)                         $   3,623                  $   3,511                  3.2%
                                                         =========                  =========            =========

(1) Average daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time.

(2) Average organic daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time excluding any sales from acquisitions made subsequent to the beginning of the prior year period.

ADJUSTED EBITDA CALCULATIONS                                                       THREE MONTHS ENDED
                                                                        ----------------------------------------
                                                                          MARCH 30,                  MARCH 31,
                                                                            2007                       2006
                                                                          --------                   --------
Adjusted EBITDA:
  Net income (GAAP)                                                       $  9,440                   $  8,441
  Interest expense                                                           8,560                      6,952
  Interest income                                                             (400)                       (60)
  Income tax provision                                                       6,043                      5,378
  Depreciation and amortization                                              3,761                      3,445
                                                                          --------                   --------
    Adjusted EBITDA                                                       $ 27,404                   $ 24,156
                                                                          ========                   ========

Adjusted EBITDA is presented herein because we believe it to be relevant and useful information to our investors because it is used by our management to evaluate the operating performance of our business and compare our operating performance with that of our competitors. Management also uses Adjusted EBITDA for planning purposes, including the preparation of annual operating budgets, to determine appropriate levels of operating and capital investments. Adjusted EBITDA excludes certain items, which we believe are not indicative of our core operating results. We therefore utilize Adjusted EBITDA as a useful alternative to net income as an indicator of our operating performance. However, Adjusted EBITDA is not a measure of financial performance under GAAP and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as net income. While we believe that some of the items excluded from Adjusted EBITDA are not indicative of our core operating results, these items do impact our income statement, and management therefore utilizes Adjusted EBITDA as an operating performance measure in conjunction with GAAP measures such as net income and gross margin.

                                                                            THREE MONTHS             TWELVE MONTHS
PRO FORMA NET INCOME AND EPS CALCULATIONS                                       ENDED                    ENDED
                                                                            ------------             ------------
                                                                              JUNE 30,               DECEMBER 29,
                                                                                2006                     2006
                                                                            ------------             ------------
(Loss) Income before income taxes (GAAP)                                    $     (4,695)            $     50,680
  Add back the following item:
      Loss on early extinguishment of debt                                        20,700                   20,843
                                                                            ------------             ------------
            Adjusted pro forma income before income taxes                         16,005                   71,523
      Provision for income taxes                                                   6,224                   27,513
                                                                            ------------             ------------
      Adjusted pro forma net income                                         $      9,781             $     44,010
                                                                            ============             ============

Adjusted pro forma earnings per share - basic                               $       0.30             $       1.37
Adjusted pro forma earnings per share - diluted                             $       0.30             $       1.34

Shares outstanding - basic                                                    32,121,936               32,141,958
Shares outstanding - diluted                                                  32,750,882               32,748,400